Control Number : 24230194

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF RESTATED ARTICLES

I, **Brad Raffensperger**, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Worthy Wealth Senior Living, Inc.
a Domestic Profit Corporation

has amended and filed duly restated articles on 02/07/2025 in the Office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said restated articles.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on **02/23/2025**.

Brad Raffensperger
Secretary of State

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF WORTHY WEALTH SENIOR LIVING, INC.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Amended and Restated Articles of Incorporation under the laws of the State of Georgia.

The Amended and Restated Articles of Incorporation have been unanimously and duly approved, and adopted, pursuant to the Georgia Business Corporation Code, by the Corporation's Board of Directors and shareholders on February 3, 2025.

ARTICLE I
CORPORATE NAME

The name of the Corporation shall be: Worthy Wealth Senior Living, Inc.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022.

ARTICLE III
NATURE OF CORPORATE BUSINESS POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Georgia.

ARTICLE IV
CAPITAL STOCK

The total number of shares of common stock which the Corporation is authorized to issue is One Hundred (100) shares of common stock, par value $0.001 per share and the total number of shares of preferred stock which the Corporation is authorized to issue is Seven Million Five Hundred Thousand (7,500,000) shares of preferred stock, par value $0.001 per share.

The Board of Directors (the "Directors") are hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences, and relative, participating, optional, and other special rights of each series of preferred stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND

INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Offices of this Corporation in the State of Georgia shall be:

VCorp Agent Services, Inc.
289 S. Culver Street
Lawrenceville, GA 30046

ARTICLE VII
BOARD OF DIRECTORS

This Corporation shall have two (2) Directors initially:

Sally Outlaw
Alan Jacobs

ARTICLE VIII
INDEMNIFICATION

To the fullest extent permitted by the Georgia Business Corporation Code, the Corporation shall indemnify or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; (iii) is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Georgia Business Corporation Code and except as otherwise provided in the previous sentence, the Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise.

[signature page follows]

IN WITNESS WHEREOF, the undersigned officer has executed the foregoing Amended and Restated Articles of Incorporation this February 3, 2025.

Signed by:
Alan Jacobs
91F906152C8049A...

Alan Jacobs, Chief Operating Officer